Exhibit 5.1

2049 Century Park East, Suite 2900, Los Angeles, California 90067 ● 310.556.1801

June 24, 2021

Board of Directors

HyreCar Inc.

355 South Grand Avenue, Suite 1650

Los Angeles, CA 90071

Ladies and Gentlemen:

We have acted as counsel to HyreCar, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the proposed public offering from time to time of up to $200,000,000 of the following securities: (i) shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.00001 per share (the “Preferred Stock”), (iii) the Company’s debt securities that may be either senior debt securities or subordinated debt securities (the “Debt Securities”), (iv) warrants to purchase the Company’s Common Stock, Preferred Stock, Debt Securities or other securities (the “Warrants”), (v) rights to purchase Common Stock, Preferred Stock, Debt Securities and/or Warrants, alone or in any combination (the “Rights”), and (vi) units composed of shares of Common Stock, Preferred Stock, Debt Securities, Warrants and/or Rights in any combination (the “Units” and, together with the Common Stock, Preferred Stock, Debt Securities, and Warrants, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the base prospectus forming a part of the Registration Statement (the “Base Prospectus”), and as to be set forth in one or more supplements to the Base Prospectus.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including by facsimile or other electronic transmission). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

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Board of Directors

HyreCar Inc.

June 24, 2021

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”), consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s Certificate of Incorporation and bylaws and applicable Delaware law, each as then in effect, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company, or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of the offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to an indenture with a qualified trustee named therein; (iv) the applicable indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended, and for which the governing law shall be the State of New York; (v) prior to any issuance of Preferred Stock, appropriate certificates of designation classifying the Preferred Stock and setting forth the terms thereof will have been duly filed with the Office of the Secretary of State of the State of Delaware; (vi) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution or other party identified therein as warrant agent, for which the governing law shall be the laws of the State of New York; (vii) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution or other party identified therein as a unit agent, for which the governing law shall be the laws of the State of New York; (viii) any Rights will be issued under one or more rights agreements, each to be between the Company and a financial institution or other party identified therein as a rights agent, for which the governing law shall be the laws of the State of New York; (ix) if being sold by the Company, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and the terms of any other applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and any applicable prospectus supplement; and (x) the Company will remain a Delaware corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we also assume for purposes of this opinion that the other party under the indenture for any Debt Securities, under the warrant agreement for any Warrants, under the unit agreement for any Units, and under the rights agreement for any Rights, namely, the trustee, the warrant agent, the unit agent or the rights agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, unit agreement or rights agreement, as applicable; that such indenture, warrant agreement, unit agreement or rights agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, unit agreement or rights agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, unit agreement or rights agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (1) and (2), the Delaware General Corporation Law; and (ii) as to the opinions given in paragraphs (3), (4) and (5), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

Board of Directors

HyreCar Inc.

June 24, 2021

Based upon, subject to and limited by the foregoing examination we are of the opinion that:

1. With respect to shares of Common Stock (including any shares of Common Stock to be issued upon conversion or exercise of Debt Securities, Preferred Stock, Warrants, or Rights and assuming, if applicable, receipt by the Company of any additional consideration payable upon such conversion or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, and upon receipt by the Company of the consideration for the shares of Common Stock specified in the applicable Board Action, such shares of Common Stock will be validly issued, fully paid, and non-assessable.

2. With respect to shares of Preferred Stock (including shares of Preferred Stock to be issued upon conversion or exercise of Debt Securities, Warrants, or Rights and assuming, if applicable, receipt by the Company of any additional consideration payable upon such conversion or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, and upon receipt by the Company of the consideration for the shares of Preferred Stock specified in the applicable Board Action, such shares of Preferred Stock will be validly issued, fully paid, and non-assessable.

3. With respect to Debt Securities (including any Debt Securities duly issued upon the exercise of Warrants or Rights), upon due execution and delivery of an indenture relating thereto on behalf of the Company and the applicable trustee named therein, and upon authentication by such trustee and due execution and delivery of such Debt Securities on behalf of the Company in accordance with the applicable indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

4. With respect to Warrants or Rights, upon (i) execution and delivery of a warrant agreement or rights agreement, as applicable, relating thereto on behalf of the Company and the warrant agent or rights agent, as applicable, named therein, (ii) due execution and delivery of the Warrants or Rights, as applicable, on behalf of the Company, and (iii) due authentication thereof by the warrant agent or rights agent, as applicable, such Warrants or Rights will constitute valid and binding obligations of the Company.

5. With respect to Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company, and upon due execution and delivery of such Units and the underlying Common Stock, Preferred Stock, Debt Securities, Warrants and/or Rights that are components of such Units in accordance with the applicable unit agreement and the applicable indenture (in the case of underlying Debt Securities), warrant agreement (in the case of underlying Warrants) and/or rights agreement (in the case of underlying Rights), and assuming that any underlying Securities not issued by the Company that are components of such Units have been duly and properly authorized for issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of the Company.

Board of Directors

HyreCar Inc.

June 24, 2021

The opinions expressed in paragraphs (3), (4) and (5) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Polsinelli PC

POLSINELLI PC